                                                                     EXHIBIT 3.1

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA



                           CERTIFICATE OF TRANSCRIPT


     I, the undersigned Secretary of State of the State of Oklahoma, do hereby certify that the annexed transcript has been compared with the record on file in my office of which it purports to be a copy, and that the same is a full, true and correct copy of:


     CERTIFICATE OF INCORPORATION

     OF

     CLIMACHEM, INC.



                                   In testimony whereof, I have hereunto set my
                                   hand and affixed the Great Seal of the State
                                   of Oklahoma at the City of Oklahoma City this 21/st/ day, of November , A.D. 1997.
                                   ------         ---------



                                   _______________________________
                                   Secretary of State


                                   By:____________________________

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA



                         CERTIFICATE OF INCORPORATION


     WHEREAS, the Certificate of Incorporation of

                                CLIMACHEM, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

     NOW, THEREFORE, I, the undersigned Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

     IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                                   Filed in the City of Oklahoma City this
                                   17/th/ day of October , 1997.
                                   ------        --------    --




                                   _______________________________
                                   Secretary of State



                                   By:______________________________

                         CERTIFICATE OF INCORPORATION
                                      OF
                                CLIMACHEM, INC.


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     FIRST:   NAME.  The name of this corporation is ClimaChem, Inc. (hereafter
              ----
this "Corporation").

     SECOND:  Registered Office. The name and address of the registered agent of
              -----------------
this Corporation in the State of Oklahoma and the address of the registered office of this Corporation in the State of Oklahoma, which is the same as the address of its registered agent, are:

          David M. Shear, General Counsel
          16 South Pennsylvania
          Oklahoma City, Oklahoma 73107

     THIRD:   Term.  The term of this Corporation shall be perpetual.
              ----

     FOURTH:  Purpose. The purpose of this Corporation is to engage in any
              -------
lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

     FIFTH:   Capital Stock. This Corporation is authorized to issue only one
              -------------
(1) class of shares of capital stock, to be designated "Common Stock." The total number of shares of Common Stock which this Corporation shall have authority to issue and the par value of each share of Common Stock are as follows:

          Total Number      Par Value    Total Authorized
          Of Shares       of Each Share    Common Stock
          --------------  -------------  ----------------
              500,000          $.010          $50,000

     SIXTH:   Incorporator.  The name and address of the incorporator is as
              ------------
follows:

          J. Ann Muise
          16 South Pennsylvania
          Oklahoma City, Oklahoma 73107

     SEVENTH  Directors. The names and mailing addresses of the persons who are
              ---------
to serve as directors until the first annual meeting of the shareholders or until their removal or resignation are as follows:

                Name                Mailing Address
                ----                ---------------

          Jack E. Golsen     16 South Pennsylvania
                             Oklahoma City, Oklahoma 73107

          Barry H. Golsen    16 South Pennsylvania
                             Oklahoma City, Oklahoma 73107

          Tony M. Shelby     16 South Pennsylvania
                             Oklahoma City, Oklahoma 73107

          David R. Goss      16 South Pennsylvania
                             Oklahoma City, Oklahoma 73107

     EIGHTH:  Internal Affairs. The following constitute provisions for the
              ----------------
regulation of internal affairs of this Corporation:

          (a) Bylaws. The Bylaws for the governing of this Corporation may be
              ------
     adopted, amended, altered, repealed, or readopted by the Board of Directors at any stated or special meeting of such board or by the written consent of all directors. The powers of such directors in this regard shall at all times be subject to the rights of the shareholders to adopt, alter or repeal such Bylaws at any annual or special meeting of shareholders or by written consent of a majority of the shareholders, and the power of the Board of Directors shall not extend to any amendment of the Bylaws respecting the number, qualifications, classifications, or term of office of the members of the Board of Directors.

          (b) Number of Directors. The number of directors of this Corporation
              -------------------
     shall be such as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by ballot unless the Bylaws so provide.

          (c) Stock.  The number of authorized shares of any class or classes of
              -----
     stock may, by amendment to the Corporation's Certificate of Incorporation, be increased or decreased, but not below the number of shares of such class or classes then outstanding, by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 1077(B)(2) of the Oklahoma General Corporation Act.

          (d) Contracts. To the extent permitted by law, no contract or
              ---------
     transaction between the Corporation and one or more of the Corporation's directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's directors or officers are directors or officers

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

     or have a financial interest, will be void or voidable solely for this reason, or solely because the Corporation's directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the Corporation's directors or officers or their votes are counted for such purposes.

     NINTH:   Creditors Arrangements. Whenever a compromise or arrangement is
              ----------------------
proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in the number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH:   Director's Liability; Indemnification
              -------------------------------------

          (a) Director's Liability. To the maximum extent permitted by the
              --------------------
     Oklahoma General Corporation Act as it exists on the date hereof or as it may hereafter be amended, no director of this Corporation shall be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision will not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, or (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (c) under Section 1053 of the Oklahoma General Corporation Act, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of this

     Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          (b) Indemnification.  The Corporation will indemnify and advance
              ---------------
     litigation expenses to its officers, directors, employees and agents and to persons who are or were serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the Oklahoma General Corporation Act and all other laws of the State of Oklahoma. On the request of any person who believes such person is entitled to indemnification pursuant to the provisions of Section 1031(A) or (B) of the Oklahoma General Corporation Act, the directors will by vote at a special meeting, immediately called for such purpose or by unanimous written consent, to determine whether such person has met the standards of conduct set forth in Section 1031(A) or (B) of the Oklahoma General Corporation Act, as amended, whichever is applicable, subject to the provisions of Section 1031(D)(1) and (2) of the Oklahoma General Corporation Act, as amended from time to time, and, if so, provide for such indemnification.

     ELEVENTH: Amendment. This Corporation reserves the right at any time and
               ---------
from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Oklahoma at the time in force may be added or inserted in this Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section ELEVENTH.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation under the laws of the State of Oklahoma, does certify that the facts herein stated are true, and accordingly, has hereunto set her hand this 17th day of October, 1997.



                                    _______________________________
                                    J. Ann Muise, Incorporator

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

FEE:  $10.00

                                  APPLICATION
                                      FOR
                              RESERVATION OF NAME

PLEASE PRINT CLEARLY

FILE IN DUPLICATE



TO: THE OKLAHOMA SECRETARY OF STATE, 2300 N. Lincoln, Room 101, Oklahoma City, OK 73105-4897


The undersigned hereby requests that the following name be reserved for a period of sixty (60) days:

                               ClimateChem, Inc.
--------------------------------------------------------------------------------

This name will be used for the following (please check appropriate blank):

          Corporation                   XXXX
                       --------------------------------

          Limited Partnership  ________________________

          Limited Liability Company  __________________



              _______________________________________________
              Signature of Applicant

                                 J. Ann Muise
              -----------------------------------------------
                            Print Name of Applicant

                             16 South Pennsylvania
              -----------------------------------------------
                                    Address

                         Oklahoma City, Oklahoma 73107
              -----------------------------------------------
                                City and State


PLEASE NOTE:  If the name of the person listed on this reservation does NOT
                                                                        ---
appear in the documents containing this reserved name, a COPY of this name reservation MUST accompany the document.
            ----

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